Form C

Cover Page

Name of issuer:

The OmniPad Company, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: FL

Date of organization: 1/30/2017

Physical address of issuer:

1485 Veterans Blvd.
Redwood City CA 94063

Website of issuer:

http://www.OmniPad.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Class C Membership Interests

Target number of securities to be offered:

46,800

Price:

$1.07000

Method for determining price:

Based on implied valuation of $9,630,000, as determined arbitrarily by company management

Target offering amount:

$50,076.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

2/22/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$158,862.00	$0.00
Cash & Cash Equivalents:	$359.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$57,735.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($517,152.00)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

The OmniPad Company, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Neil Epstein	CEO / Manager	The OmniPad Company	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Neil Epstein	President	2017
Neil Epstein	CEO	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Neil Epstein	4590000.0 Class A & B Membership Units	51.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Safe Harbor Statement

The statements presented in this Regulation Crowd Funding Offering may contain forward-looking statements. These statements may relate to future events, future financial performance, and the proposed success of the dynamics, functionality, and awe-inspiring sales of the OMNIPAD. However, any statements that are not statements of historical fact - including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", "genuinely foresees awe-inspiring projected sales" (and similar expressions) - should be considered forward looking statements. In the name of full transparency, there are a number of factors that could cause the OmniPad Company's actual results to differ materially from those indicated by the forward looking statements. The OmniPad Company, LLC disclaims any obligation to update any forward looking statement.

Any valuation at this stage is difficult to assess. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difficult to assess and you may risk overpaying for your investment. In addition, there may be additional classes of equity with rights that are superior to the class of equity being sold.

The company is going to need more money. The company might not sell enough Class C Membership Interests in this offering to meet its operating needs and fulfill its plans, in which case it will cease operating and you will get nothing. Even if we sell all the Class C Membership Interests we are offering now, the company will need to raise more funds in the future, and if it can't get them, we may fail or we may be acquired by another company. Such as acquisition may or may not be sufficient to provide a return to investors. Even if we do make a successful offering in the future, the terms of that offering might result in your investment in the company being worth less than your investment, because later investors might get better terms.

We have not yet generated any revenues. We are still in the development stage of our company's life cycle. We have an idea, have begun engineering the product, and secured patents to protect the idea, but we have not yet made any money from that idea. We do not know when we will begin generating revenues, or if we will ever do so. Investing in the company at this stage means you believe we have a great idea and are the right people to implement that idea over the long term.

The reviewing CPA has issued included a "going concern" note in the reviewed financials. We may not have enough funds to sustain the business until it becomes profitable. Even if we raise funds through a crowdfunding round, we may not accurately anticipate how quickly we may use the funds and if it is sufficient to bring the business to profitability.

The company is controlled by its sole officer and manager. Neil currently holds the majority of the company's voting securities, and at the conclusion of this offering will continue to hold a majority of the company's voting securities. Investors in this offering will not have any voting rights, as the Class C Membership Interests sold in this Offering are not voting interests.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. Also, development of our product will require engineers who specialize in the technologies used in our product. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Our company is not yet fully operational. While we have substantially completed the design of our product, additional research and development must be completed, in addition to setting up manufacturing, testing, marketing, and distribution. We do not currently have adequate funding to complete the above. If we are unable to raise adequate funds, it will not be possible for us to launch our product or sustain ourselves as a business. The notes to our financial statements note that our company will be unable to operate as a going concern if adequate funds are not raised.

We are not alone in the market. While we believe that our product is superior to our competitors', we will be competing against companies with greater funding and existing products already in the marketplace. We believe that our product is the only circular tread-driven omnidirectional treadmill in existence, and that there will be sufficient demand from consumers to allow our business to succeed, however, our success depends on our ability to spread awareness of our product and differentiate it from that of our competitors.

One of our major market segments will rely on use of existing and future VR products. While VR technology and popularity has been increasing, part of our business model depends on the continued success and popularity of VR. Additionally, If the creators of these products decide to put in measures to prevent our product from working with these environments or peripherals, our market size will be decreased. While we intend on taking advantage of opportunities in the consumer VR market, we believe our product has strong opportunities that do not rely on existing VR environments.

The possibility that, in the early stages of production, the market share of the OmniPad may be limited to the industrial, commercial, and military training simulator markets due to an elevated price point of the initial runs of the product; meaning that the general consumer marketplace may not initially make up the big market share of the OmniPad for the first couple versions of manufacturing. The company plans to reinvest proceeds derived from sales of the first versions of the OmniPad into streamlining the manufacturing processes, distribution channels, and volume-based purchasing of OmniPad components, further refining and economizing the development process until consumers of all ages will be able to partake in OmniPad virtual reality.

We currently rely on one product, the OmniPad. We are devoting all of our company's effort to making the OmniPad a success, and we believe that we can design, manufacture, market, and sell our product, however, we do not have any additional products to rely upon at this time.

Our business plan relies on our intellectual property. We have been awarded a patent addressing the core OmniPad design, and we have filed two additional provisional patents, which we plan to have filed as full utility patents in the early Fall of 2018. In order for these patents to protect our inventions, we may need to devote resources and funds to prevent the infringement and enforce our patents. Additionally, if we are unable to successfully defend those patents, other companies may be able to produce the same or similar products, which would be detrimental to our business.

You cannot easily resell the securities. There are restrictions on how you can resell your securities for the next year. More importantly, there is no market for these securities, and there might never be one. Most companies do not ever go public or get acquired by a bigger company. That means the money you paid for these securities could be tied up for a long time.

You will need to keep records of your investment for tax purposes. As with all investments in securities, if you sell the Class C Membership Interests, or any securities into which the Class C Membership Interests convert at a profit, you will probably need to pay tax on the long- or short-term capital gains that you realize. If you do not have a regular brokerage account, or your regular broker will not hold the Class C Membership Interests for you (and many brokers refuse to hold Regulation CF securities for their customers) there will be nobody keeping records for you for tax purposes and you will have to keep your own records, and calculate the gain on any sales of the Class C Membership Interests you sell.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,076**

Use of Proceeds: 5% towards WeFunder Fees, 45% towards 3rd party investor consulting services, 50% (Cooley, P.A.) intellectual property procurement and development.

If we raise: **$1,070,000**

Use of Proceeds: 5% toward WeFunder Fees, 40% towards OmniPad product development (including engineering software/hardware, 3rd party dynamic and finite element analysis, OmniPad parts, molds, tooling, customized elastomers, etc.), 20% towards (Cooley, P.A.) corporate counsel & intellectual property procurement and development, 35% towards payroll, rent, insurances, business & IT equipment. *All new expenditures will build upon the extensive OmniPad development already accomplished over the past 14 months with proceeds from our 1st angel funding round.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Size of Offering: $1,070,000.

Securities Offered: 1,000,000 shares of the Company's Class C Units

Price Per Share: $1.07.

Minimum Subscription: 46,800 shares of Class C Units ($50,076).

Pre-Money Valuation: $9,630,000

Rights: Class C Membership Units will have no voting rights, no distribution or profit preference.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities. In the case that **The OmniPad Company** seeks to modify those terms, we may rely on the negative consent of holders of the securities, unless the change in terms negatively impacts such holders, in which case we will solicit positive consent.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Membership Units	2,000,000	2,000,000	Yes
Class B Membership Units	7,000,000	7,000,000	Yes
Class C Membership Units	1,000,000	0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Class A Membership Units: Voting/Non-Dilutable

Class B Membership Units: Voting/Dilutable by an increase in Class B or Class C Interests

Class C Membership Units: Non-voting/Dilutable by an increase in Class B or Class C Interests.

Each class has equal liquidation preference.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offering (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, Convertible Notes, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as
discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

There are no differences in liquidation or dividend rights between the classes.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional interests, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for our Class C Membership Units results in an implied valuation of $96,300,000. This implied valuation has been determined arbitrarily by the management of the Company without reference to the Company's book value, assets, earnings, or other generally accepted valuation criteria.

In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we may perform valuations of our membership units that take into account factors such as the following:

- unrelated third party valuations of our membership units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our Class C Membership Units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our membership units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2017	Other	Class A & B Membership Units	$618,279	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The OmniPadTM is a continuous revolving circular tread-driven omnidirectional treadmill that operates like a conventional treadmill, with the added advantage of allowing the user to naturally walk, run, or jog in any direction. We have a patent on the treadmill design and two new provisional patents.

OmniPad opens up a world of possibilities and use-cases: walking or running through a video game, strolling the ocean floor or the surface of Mars, travel around the world from the comfort of your home and many more.

Milestones

OmniPad Company, LLC was incorporated in the State of Florida in January 2017.

On October 12, 2001, prior to the company's formation, Neil Epstein, the company's CEO, filed US Patent 6,743,154, Omnidirectional moving surface. On December 30, 2017, the date of the formation of the company, Mr. Epstein assigned the patent to the company in exchange for 490 Class A Membership Units values at $1,000,000.

Since then, we have:

- Obtained two new provisional patents and domestic & international trademarks.
- Completed affirmative Finite Element Analysis - Engineering Feasibility.
- Commenced OmniPad Prototype Development; including molds and specialized tooling.
- Assembled world-class Stanford graduate lead engineering staff.

Historical Results of Operations

Our company was organized in January 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $158,862, including $359 in cash.
- *Net Loss.* The Company has had net losses of $517,152 for 2017. Contributing to our net loss was Payroll expense of $226,736, General & Administrative Expenses of $132,368, Rent & Lease Expenses of 111,468, Travel Expenses of $31,661, Repairs & Maintenance Expenses of 12,519, Advertising & Marketing Expenses if 1,495, and Depreciation Expense of $905.
- *Liabilities.* The Company's liabilities totaled $57,735 for 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $618,279 in equity. The funding was received throughout 2017, and was used for the initial engineering of our product, the OmniPad, including design, Finite Element Analysis, and initial mold and tooling development.
After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 3 months before we need to raise further capital. Our current operating plans call for utilizing funding from this offering, if successful, to convert our provisional patents to utility patents, and to aid with raising additional capital. If we raise more than the target in this offering, we plan to use the additional capital for funding further development of the OmniPad, including the tooling, manufacturing processes, raw materials, and operating expenses required to complete the prototype. While the basic design engineering of the OmniPad is complete, we need additional funds to prepare our product for manufacturing and to continue assembly of our first prototype. We have not identified sources of funding for the additional funds required for the success of the business. If it takes more than three months to raise further capital, we will limit operations and reduce ongoing expenses.

Runway & Short/Mid Term Expenses

OmniPad Company, LLC cash in hand is $450, as of July 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. During this time, we have put operation of the business on pause while we secure financing. The fundamentals of the company -- its intellectual property, designs, molds, etc. -- allow us to quickly restart when we have financing in place. We are prepared to get back on track to complete the manufacture of the OmniPad; with a significant repertoire of intellectual property, affirmative engineering feasibility evidence of functionality, and the purchase of parts, molds, and tooling required to complete the OmniPad.

Plan of Operations

Over the course of the next 12 months, we intend to restart development and production of the Omnipad. This will first require the receipt of adequate funds from this offering. Restarting operations will result in increased costs related to payroll, general & administrative, rent & lease, travel, and repairs & maintenance expenses. Also, we plan to increase advertising & marketing spending as we near the production stages.
Should we receive the full financing from this offering, we intend to have our first prototype completed and ready for public review by industry analysts and at trade shows within 6-8 months of receiving the first $500,000 of funds. The public review will allow us to refine our intended final consumer product. We plan to utilize the prototype to seek additional funding, and anticipate that we will require approximately $10 million of investment capital to go into full production of consumer, military/LE, and commercial units of the OmniPad.

Should we receive sufficient financing from this offering, and we are able to complete the development of the OmniPad, our expenses will evolve and be directed toward mass-manufacturing, marketing and distribution of the OmniPad on a worldwide basis. At that point, we anticipate revenues will also commence and continue to increase.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://omnipad.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

OmniPad Company, LLC Priced Round

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Neil Epstein

Appendix E: Supporting Documents

1_-_Operating_Agreement_06_22_17.pdf


eSports
Games
Exerci
OMNIPAD™
CIRCULAR MOTORIZED REVOLVING TREAD-DRIVEN OMNIDIRECTIONAL TREADMILL
WHERE DO YOU WANT TO GO TODAY

INVEST IN OMNIPAD COMPANY

maximum target met

$0
raised of $0 maximum target from 0 investors

World's first circular-moving omnidirectional treadmill for VR & exercise

The OmniPadTM is a continuous revolving circular tread-driven omnidirectional treadmill that operates like a conventional treadmill, with the added advantage of allowing the user to naturally walk, run, or jog in any direction. We have a patent on the treadmill design and two new provisional patents.

Neil Epstein
CEO / President
3D Animation Specialist - EMMY Award Recipient - Juris Doctorate top 50 law school (2016)

Why you may want to invest

1. Obtained two new provisional patents and domestic & international trademarks.
2. Completed affirmative Finite Element Analysis - Engineering Feasibility.
3. Commenced OmniPad Prototype Development; including molds and specialized tooling.
4. Assembled world-class Stanford graduate lead engineering staff.

Our Ambition

OmniPad opens up a world of possibilities and use-cases: walking or running through a video game, strolling the ocean floor or the surface of Mars, travel around the world from the comfort of your home and many more.

OmniPad_Investor_Pitch_Deck_-_05_29_18_a.pdf

omnipad.com

$ 100 min

REMIND ME (0)

What you are investing in

Priced Round

$9.63M pre-money valuation

$1.07 per share
$25K+ pro rata right threshold

If you invest, you're betting OmniPad Company will be worth more than $9.63M in the future.

Earning a return

Learn more about equity fundraises

Why I Like OmniPad Company

I am excited about the omni-directional treadmill concept being developed by OmniPad. Mr. Neil Epstein, a distinguished and (EMMY) award winning animator, has patented his treadmill concept and is working tirelessly to bring his concept to the attention of officials responsible for the development of more realistic ambulatory platforms that can be utilized in a virtual environment.



Charles Cragin
PRIOR UNDERSECRETARY OF DEFENSE

THE BUZZ ABOUT OMNIPAD COMPANY

The OmniPad will be great for athletic training and eSports. You can have one team with each player on an OmniPad in Dallas, playing against another OmniPad team in Chicago, all training in the same VR (football) environment, at the same time, and track their activity and progress in realtime.



Ben Coleman
NFL - Guard: Redskins, Chargers, Jauars, and Cardinals

Neil -- We value you very highly as a client of Cooley. You are also a very good and honest guy.



Timothy Moore, Esq.
Partner - Cooley, P.A., Palo Alto

Honestly Neil - This is easily the most exciting startup product I've reviewed in some time. I think there are a lot of incredible applications for the OmniPad - where people could connect, communicate, and interact - The OmniPad offers a stronger venue to do so since walking alongside others, exercising together, and (more obviously) playing games together could be included seamlessly in the VR experience.



Corbin Falvo
Business Development Manager - Mice Groups Silicon Valler Recruiter

I can be of some assistance in Neil's business outreach to the gaming industry (specifically, with my employer, Zynga).



Scott Shell
Network Operations Manager - Zynga

Neil is an articulate and incredible visionary. His ability to plan, execute, and provide a vision for his peers and subordinates is incredible. He demonstrates the qualities we all hope to achieve. His dedication to OmniPad and its future will cement their products in the forefront of the industry.



Chris Koprivec
Commanding Officer, U.S. Navy

OmniPad Mechanics


OMNIPAD
WHERE DO YOU WANT TO GO TODAY? ™

World's first circular revolving tread-driven omnidirectional treadmill.

Cardiovascular exercise and 360-degree virtual reality interACTION.

BASED UPON THE LAWS OF PHYSICS, there are very few ways to enable omnidirectional locomotion on a stationary surface. Therefore, there are very limited ways to create a functioning omnidirectional treadmill. Not only does The OmniPad Company own the patent rights to one of the very few ways to enable omnidirectional locomotion, we believe that the circular revolving tread design of the OmniPad is the most effective and elegant solution to omnidirectional locomotion ever engineered.

OmniPad Engineering

Covered under U.S. Patent 6,743,154, and two 2018 Provisional Patents.






Installed Strain – 2m Platform – 600mm Bladder
emulate engineering






Bladder Size and Installed Strain – 1m Platform
R 350 mm
R 400 mm
R 450 mm
R 500 mm
1m Platform
Soft Shore A Durometer
Thickness = 5 mm

Half Symmetric Force Plot
(Newton)

Realistic Torus Rev A – 450mm Bladder – New Material

Tilting Robotic Platform
a combination of linear actuators and sensors (load cells, position indicators) the locomotion surface can b
d in order to change the tilt or pitch of the tread surface. By implementing the Tilting Robotic, or Stewart
n the OmniPad can simulate to the user moving up, down or across slopes in the virtual environment.

OMNIPAD

eSports
Games
Exercise/Fitness
OMNIPAD
OMNIPAD™
WHERE DO YOU WANT TO GO TODAY?™

The Product

The OmniPadTMis a lightweight, portable and cost effective “Revolving Bladder-Driven” omni-directional treadmillthat is designed to enable 360-degree freedom of locomotion. It will allow people to walk, jog or run through any type of 3D virtual environment . . . in any direction. The concept is that people using an OmniPad will wear Virtual Reality Display Glasses, and maneuver their way on foot through virtual and augmented environments. The 3D environments can be video games, terrain simulators, architecture walk-throughs, and much, much more.

People using the OmniPad will be able to travel for miles and miles inside of three-dimensional virtual worlds, in any direction, without moving through space in the real world. Their omni-directional locomotion on the OmniPad will “drive” the 3D environment in whatever direction they are moving their feet.

Multiple users can simultaneously be linked to a singular online 3D environment, providing video game players, military trainees and other consumers the ability to interact with other OmniPad in realtime. Meaning, each user will be represented in the virtual environment to the other users as 3D Avatars whose movement in the VR environment will mimic the users’ real locomotion on their own OmniPads.

With the many technological advancements that have been made over the last few decades, the market is finally able to support the one missing link that is going to change the virtual reality experience forever . . .

The OmniPad

Have you ever thought of being immersed inside the virtual world of a video game? Have you ever wanted to actually walk around in a computer-generated 3D simulation, where you as the user can experience worlds beyond your imagination? Think of the possibilities that the imagination within all of us has yet to discover . . .

IMAGINE:

· Walking or running through a video game’s 3D environment while being a part of the game itself, perhaps chasing a life-sized 3D dragon.

· Taking a stroll on the ocean floor, as the underwater creatures swim all around you.

· Exercising, by taking a jog on a tropical beach on a planet somewhere in the distant universe, without ever leaving your own living room.

· You are expecting to move to a new city or town, and you have the ability to walk through houses in a neighborhood on the other side of the country before you actually go there. Now imagine that you find a new house that you like, and you have the ability to walk around your new home and visualize how each room would actually look when it is decorated with your own furniture.

· Your military unit is preparing for deployment to a dangerous region on the other side of the world, and you have the ability to train for this mission by walking and running through a life-sized 3D terrain that replicates the actual environment that you are expected to deploy to.

· You are a real estate developer, and you are able to literally walkthrough a new housing development, before it is even built.

The great thing about the OmniPad is that, while you are running through an ancient castle, walking on the surface of Mars, taking a tour of the Luovre Museum from your classroom, fighting dragons, shopping in virtual mall, or even walking around a StreetView environment of Rome, you will be EXERCISING while your are enjoying these VR environments.

The wondrous applications for the OmniPad can be incredibly cool, and incredibly practical. All we have to do is use our IMAGINATION!

Founder

CEO, The OmniPad Company - Juris Doctor - EMMY Award Recipient, NBC Olympics - Awarded U.S. Patent: OmniPad Core Design.



Neil Epstein

CEO / President

3D Animation Specialist - EMMY Award Recipient - Juris Doctorate top 50 law school (2016)

AND THE REST OF THE TEAM



David Carmein

Advisor, Prior Chief Engineer

Stanford grad, Omnidirectional Locomotion Specialist, Co-auther: The Omni-Directional Treadmill (PT)

Raised $618,279From 2+ Investors

Howard and Associates, P.A.

Law Firm. Founder, Tim Howard, J.D., Ph.D. Former Assistant Attorney General, State of Florida. Angel Investor - OmniPad.

Cambridge Capital Group, LLC

Angel Investor - OmniPad

Interview

– COLLAPSE ALL

WF: Why Facebook/Oculus, Apple, Google, SONY PlayStation, Samsung?

OC: There is a growing abundance of companies who offer virtual and augmented reality technologies, such as VR and mixed reality glasses and headsets, realtime VR/AR environments and games, haptic gloves and clothes, motion capture hardware, and on and on. There are many, many ways to create, invent, reinvent, and market these already well-known products. This is a good thing. *However, BASED UPON THE LAWS OF PHYSICS, there are very few ways to enable omnidirectional locomotion on a stationary surface. Therefore, there are very limited ways to create a functioning omnidirectional treadmill. Not only does The OmniPad Company own the patent rights to one of the very few ways to enable omnidirectional locomotion, we believe that the circular revolving tread design of the OmniPad is the most effective and elegant solution to omnidirectional locomotion ever engineered.* This also indicates that the quantity and caliber of potential competition is also very limited, by nature.

The OmniPad Company provides a very rare and unique offering that will become more and more sought after as virtual environments, with realtime 3D graphics, become more prevalent, practical, capable, and prolifically utilized by society. Virtual reality graphics will continue to boast greater and greater levels of photorealistic detail and functionality due to rapidly advancing CPU chip technology and realtime 3D design software. And, the already wondrous array of applications for the OmniPad will continue to grow exponentially though the work of highly creative and analytic minds all over the world. Humanity will be lured into the virtual world in new and productive ways that we only dreamt of a few years ago.

For these reasons, we are highly confident that The OmniPad Company presents an exceptionally rare and important innovation that will entice Facebook, Apple, Google, SONY PlayStation, Samsung, Microsoft, Amazon, Dell, HP, Intel, and a host of other high-tech companies to compete against each other in order to get their hands (or feet) on. This is a very bold statement, and we mean every word of it. We readily foresee these fortune 500 companies getting into a heated competition to own a sizable stake in the OmniPad product-line once we present the full-scale OmniPad to them. These high-level presentations are estimated to occur within six to eight months after successful completion of this Regulation Crowd Funding round.

Due to the shear laws of physics - enabling a only very limited set of circumstances where one can facilitate freedom of 360-degree locomotion, at any rate, on a stationary surface - combined with the effectiveness and elegance of the patented OmniPad design, and with the caliber of the people who will continue to engineer, design, manufacture, market, and distribute our innovation to the world, we are genuinely optimistic that we will be successful in generating competition among the above listed high-tech companies for an ownership stake in our technology and intellectual property. The core engineering has already been successfully executed. Now, all The OmniPad Company requires is the ability to compete the construction of our unique omnidirectional treadmill, and to begin to set up our high-level meetings. This is what it will take to bring the OmniPad to the real world, and to the virtual world.

WF: How will you make money?

OC: The initial runs of the OmniPad will be marketed to the military, commercial, and industrial markets:

The MILITARY-grade OmniPad will be designed for use with networked terrain-based military simulator training. This level of OmniPad training system will be used for both on land training, and at sea during the transport of troops. At sea, the OmniPad will be deployed for entertainment, as well as for training purposes. There is also use for the OmniPad with law enforcement, firefighting, and EMT training. Potential military pricing models can be as high as $20,000 per unit. There will be an additional pricing structure for ongoing software and mechanical upgrades. Up to 5,000 units are projected for this market over the next 5 years.

The COMMERCIAL-grade OmniPad will initially be marketed to fitness centers and gyms, eSports facilities, architectural and real estate firms, virtual shopping malls, museum and educational institutions, and to the tourism industry, among others. The OmniPad, in and of itself, is a fascinating and motivating alternative to conventional treadmills to be populated in gyms and fitness centers around the world. For architectural walk-through presentations, the OmniPad will allow commercial and residential realtors to present their products to customers, even before the architecture is constructed. The OmniPad is exceptionally well suited for education and virtual museum exhibitions, as users will be able to literally walk around and peer up at a 3D virtual statue of David, or walk around the neurons of the human brain, for example. With virtual tourism, the OmniPad will allow travelers to walk around in 3D virtual renditions of resort locations to aid them in choosing their real vacations. Potential commercial pricing models can be between $5,000 to $10,000 per unit. Here too, there will be an additional pricing structure for ongoing software and mechanical upgrades. Up to 100,000 units are projected for this market over the next 5 years.

The CONSUMER-grade OmniPad will be distributed via retailers or by online sales. Consumers will be able to bring the OmniPad into their homes and offices, where they will be able to experience all of the aforementioned applications, plus have a new tool for use with the growing multitude of consumer-based VR environments, eSports, and games. VR environments may be hosted online, meaning that multiple OmniPad users in multiple locations anywhere in the world will be able to interface with each other on-foot in the same VR environment, at the same time, in realtime. This makes the OmniPad very well suited for VR social networking, eSports, Massively Multiplayer Online Gaming, and virtual malls. The revenue potential for the OmniPad alone, even without the VR adaptation, is impressive. The OmniPad Company also plans to design, manufacture and distribute OmniPad-Specific peripheral devices and proprietary VR environments. Potential CONSUMER pricing models are in the $750 to $1,200 per unit range. Up to 2 million units are projected for this market over the next 5 years.

WF: What's new about what you're making? How is it different?

OC: *The OmniPad is the world's only CIRCULAR revolving tread-driven omnidirectional treadmill*. There may be other, more cumbersome, sliding-dish circular 'treadmills' on the market, but the OmniPad is the only patented circular treadmill with a moving omnidirectional locomotion surface. The OmniPad is designed to be the most effective and user-friendly omnidirectional treadmill and virtual reality locomotion interface on the market. It does not require specialized footwear, like the sliding dishes do. And, it is proposed to have greater functionality and responsiveness with less moving parts than the square ODT's, at a more accessible price point.

With the square treadmills, there is a limit to how fast users may run and change direction while running. The fundamental circular mechanics of the OmniPad are designed to allow faster running speeds while enabling the user to change running direction in real time; just like in the real world. Therefore, the OmniPad will be significantly more effective when users change direction, allowing people to seamlessly walk, jog or run NATURALLY in any direction on a stationary surface. The OmniPad is also proposed to be significantly lighter and more readily transportable than the square treadmills. Finally, the price point of the square ODT is significantly higher than the OmniPad is proposed to be.

WF: Who are your competitors? How are you different?

OC: Our main competitors are:

Sliding-dish devices that call themselves treadmills, but they are not based on any sort of moving or revolving tread, like the OmniPad. Their design is based upon a stationary sliding-dish or saucer that inhibit truly natural locomotion. They are also cumbersome and tiring to use. They require specialized felt-bottomed footwear. Examples of this type of low-end competitor are: KatVR, Virtuix, WizDish, Strider VR, and Cyberith.

Square multi-belted omnidirectional treadmill, which has a multitude of moving parts that make it more prone to breakdown than the OmniPad will be. Further, the square treadmill is generally a very loud device, turning direction while in motion is unnatural, and you cannot freely run as fast as you want. This type of treadmill also tends to be very heavy, difficult to transport - especially for the consumer marketplace, and very expensive.

WF: How big is the market?

OC: It is difficult to gauge the entirety of the various markets for the OmniPad, primarily because the latest advent of virtual reality and augmented reality technology is so new, and because there are new markets that the adaptation of the OmniPad to VR and AR will simply create or expand; such as virtual tourism, virtual malls, eSports, telepresence, and the list goes on.

One thing is for sure, if The OmniPad Company is able to distribute the OmniPad to industry and consumers on a prolific worldwide basis, the size and array of markets for the OmniPad - existing, and yet to be discovered - has the potential to be be significant and lucrative.

The market size for simply distributing the OmniPad as a very cool and unique alternative for conventional treadmills is astounding. For example, the Peleton Company, distributors of virtual reality & telepresence stationary bicycles, has recently been valued at $1,000,000,000. When asked, "How big is the market for the OmniPad?" a simple, one word answer to that question would realistically be . . . big!

WF: Next Steps: What will it take to complete development of the OmniPad, and continue on our path to success?

OC: Since the mechanical design of the OmniPad is predominantly complete, and has been determined to be feasible by our engineering staff, the remaining steps required to complete our new product development are straight forward:

The goal of this phase of OmniPad development is to finalize the production of a full-scale, fully functional OmniPad, such that an average sized adult can get on it and proceed to walk and run in any direction. Once this has been accomplished we will have the substance and wherewithal to progressively present the OmniPad to high-end investment groups and industry luminaries, such as Facebook and Apple, for partnership potential. We will have the assistance of our corporate counsel, Cooley, P.A., in arranging these meetings.

At present, we have the engineering plans, SolidWorks/CAD files, finite element analyses, engineering specifications for the molds, parts and tooling, and the advisorship of David Carmein, our renowned prior Chief Engineer. To reiterate, we had already begun the full-scale OmniPad assembly process, based upon the engineering designs that were successfully completed by our staff, when our primary angel funding source had unexpectedly run out of funds. Therefore, The OmniPad Company is poised to pick up where we left off and expeditiously complete development.

Upon subsequent funding, the first step is to reopen the OmniPad R&D Facility in Redwood City, and move all of our engineering equipment, manufacturing materials, molds, parts, SolidWorks CPU's, tooling and office equipment back into the building. Concurrently, we will be re-staffing the facility with top-notch engineering personnel (Technology Officer, Lead Engineer, Mechanical Engineer, Electrical Engineer, etc.), and administrative staff.

Next steps are to acclimate the staff to the affirmative engineering work product that has already been accomplished, and to have them confer with David Carmein as to the most effective and efficient way to proceed. Staff will move forward with the continued procurement of parts, molds and tooling as set forth in David Carmien's engineering plans. They will then resume development and assembly of the OmniPad; including ongoing experimentation and engineering analyses. As mentioned, it is estimated to take an additional six to eight months of production in order to complete the full-scale rendition of the OmniPad.

While the prototype assembly takes place, we will be advancing our intellectual property holdings by converting our existing provisional patents to full utility patents. This process will also require ongoing input from our engineering staff and the advice of David Carmein. We will continue the filing processes for our domestic and international trademark acquisitions for the "OmniPad," and other related marks. This includes the maintenance of our trademark applications until we are able to put the marks into the stream of commerce, and responding to international trademark office actions and maintenance costs.

During this six to eight month phase of production we will begin to establish the mass manufacturing, worldwide distribution, and marketing channels for the forthcoming OmniPad product-line. The OmniPad Company will further vet out subsequent funding sources, and prepare for a Reg D offering should we opt to go this route. We will also retain the services of 3rd party marketing and investment consulting resources.

In approximately six to eight months after subsequent funding, we will have a complete package comprised of a seasoned engineering staff, a well-established R&D faculty, a wealth of solid intellectual property, realistic plans for mass manufacture, marketing, and distribution, and a full-scale, fully functional OmniPad. With this, we will meet with a select gathering of high-tech giants and prosperous investment firms in order to propel the OmniPad into a broad array of markets; including military, industrial, commercial, and consumer.

WF: In a nutshell, what is the OmniPad and how did it come about?

OC: Being a seasoned 3D animator before attending law school, the CEO and Founder of The OmniPad Company, Neil Epstein, was working on a virtual location-based attraction for Walt Disney Imagineering, called DisneyQuest. Neil did 3D character and environment modeling for the virtual attraction, amongst a staff of other incredibly talented 3D animators and game programmers. This is where he had his first exposure to, and fell in love with virtual reality. This was in 1998.

Just before the Disney project ended, and after the virtual 'ride' was complete and installed at Disney Word, the managers of the project were trying to think of new ways for people to interface with VR environments. A week or two went by, the project officially ended, and no one could think of any new ways to move around in VR environments. But that question burned in Neil's mind; how to walk and run around inside of virtual worlds without taking up space in the real world.

After Mr. Epstein left the Disney project, but before he started working at NBC Studios (doing 3D animations for the Olympics), in his mind, he continually tried to work out a way to enable 360-degree locomotion on a stationary surface. Then, it hit him: a water balloon! He thought, if you take a water balloon in the palms of your hands and press the balloon so the opposing sides of the balloon are flat, and then roll the compressed or flattened water balloon around by moving your hands up and down in opposite motions, the sides of the water balloon remain flat but the water balloon itself revolves . . . in any direction.

The core design for the OmniPad was born.

Mr. Epstein knew that he had come up with a very interesting concept that was worth investigating further. As the days passed, with the vision of the flattened revolving water balloon churning in his mind, he realized that the there are no stationary surfaces on the water balloon while it was in motion. He further realized that if the design was expanded to where a human being could walk in any direction on one surface of the flattened water balloon that the "water balloon" itself would have to, firstly, be comprised of a solid circular locomotion surface inside the balloon that would support the weight of a human being, and that the entire unit - which Neil coined, "the bobbin", would have to be seated into a platform that enabled 360-degree freedom of motion of the revolving water balloon platform - Bobbin. From there, he devised an omnidirectional base that was comprised of rings of ball bearings, which would allow the revolving balloon or bladder freedom of motion in any direction while still supporting the weight of the user on top of the rubber bladder encased locomotion surface.

Once Mr. Epstein had what he believed to be a true omnidirectional treadmill conceived in his mind, being a 3D animator, he began to create 3D renditions of his innovative new solution for omnidirectional locomotion. The next logical step was to patent the concept. Neil did a patent search, and found the design to be unique. He then went forward seeking the funding to hire the Blank-Rome law firm, who drafted and submitted a solid, 16-claim patent. Within a couple of years, the United States Patent and Trademark Office approved all 16 claims with no contention, or revisions. Blank-Rome said that this was the first time they had filed a patent that was awarded with no revisions or suggested changes from the patent officers. Since that time Neil has been refining the OmniPad design, and has received a Notice of Allowance for the "OmniPad" trademark, both domestic and internationally.

As the years went by, virtual reality began to come into the forefront of people's minds again; especially when Mark Zuckerberg purchased the Oculus Company for over $2,000,000,000 in 2014. Finally, in 2016, just prior to Mr. Epstein graduating from law school, he started working at Howard & Associates law firm, where he happened to be discussing the OmniPad with another co-worker, the owner of the firm overheard that discussion and expressed an interest in investing the The OmniPad Company, to assist Neil in creating the OmniPad. Neil decided that the best place to build the OmniPad is in the Silicon Valley, where the company would have access to the best and brightest engineering personnel at Stanford and Berkeley, and also be close to Facebook/Oculus, Apple, Google, Samsung, and SONY PlayStation's headquarters. Shortly after the angel funding round was effectuated, Mr. Epstein set up The OmniPad Company R&D Facility in Redwood City, in the heart of the Silicon Valley. There, he sought the corporate and intellectual property counsel of Cooley, P.A., who also serves as Facebook's counsel.

Next, Neil hired David Carmein, a powerhouse mechanical engineer who is literally the father of omnidirectional locomotion surfaces. David successfully created the world's first omnidirectional treadmill in 1996 on commission from the U.S. military. Throughout 2017, under David's direction, the OmniPad engineering staff worked out the true functioning mechanics of the OmniPad through experimentation, SolidWorks engineering and finite element analyses. All engineering studies had come back as positive. By the end of 2017, *the OmniPad engineering staff arrived at the assertion, with reasonable engineering certainty, that the newly engineered OmniPad design will work as intended*. That is a significant achievement. The engineering team had then started to order parts, molds, and tooling for the OmniPad, and had just begun the beginning stages of the assembly process when the angel funders abruptly and unexpectedly ran out of funds at the beginning of 2018. It has been estimated that the manufacture of the OmniPad will require an additional six to eight months to compete upon subsequent funding. We anticipate acquiring these funds primarily from our Regulation Crowd Funding Offering, along with other options, and pressing forward expeditiously.

Once the OmniPad is complete, we intend to immediately present the working, full-scale OmniPad to Facebook/Oculus, Apple, Google, SONY, and Samsung to explore partnerships. OmniPad may also find sufficient capital to continue independently.

WF: What's your biggest risk? What keeps you up at night?

OC: Of course, risks are always the most difficult thing to address when launching a proprietary new product- in a burgeoning hot new industry, such as the virtual and augmented reality industries. It is noted that there is a healthy menu of risks already enumerated in the Risks Section of this Offering, as well as in the Subscription Agreement, which provide an array of standard risks that are predominantly offered for most high-tech startups. It seems as if the name of the game is to throw as many possible, and hypothesized risks at investors, and whoever is left standing at the end is the serious investor who has a genuine interest in the Company's Offering and capabilities. That is the type of investor that we are looking for; investors who have a sincere interest is seeing the OmniPad become a household name; investors who not only have a financial interest in seeing The OmniPad Company become a magnificent success, but also have a genuine interest in seeing the OmniPad become an entertaining, assistive, and experiential tool that truly adds to the quality of life of people of all ages, on a society-wide basis. That is the definition of the type of investor that The OmniPad Company desires to accommodate.

In so being, one of the biggest risks this Company faces is to have half-hearted investors, engineers, executives, team members, and even customers who are not utterly impassioned and excited about the incredible wealth of applications for the OmniPad. Cultivating the vision of all the different real and imaginary worlds that the OmniPad will open up, conceptualizing and dreaming about all it can, and will do as the AR/VR industry continues to blossom, and enthusiastically putting the OmniPad to use for all kinds of practical, entertaining and healthful reasons is what is going to make this company an overwhelming success.

As the CEO and Founder of The OmniPad Company, my biggest fear, and the greatest risk for the Company, is that people don't use their true sense of imagination and creativity when presented with the OmniPad's amazing capabilities. My fear is that they don't look past the fact that the OmniPad is a very cool new treadmill exercise device, and subsequently fail to envision all the wonderful virtual worlds that OmniPad will let them explore. The fear is that people won't truly understand the magnificence of the *functionality* of the OmniPad, and subsequently are not completely elated and excited when they think about jumping on to their OmniPads to meander through an enchanted forrest, chase a dragon through a medieval castle, jog on the surface of a distant far-away planet, take a walking tour through their new home or office that has not even been constructed yet, play football in realtime against opponents on the other side of the world, race virtual zebra's and gazelles, or even to take a walking tour through Disney World or the Louvre Museum in Paris all from the comfort of their own homes. If people aren't completely fascinated with the wondrous functionality of the OmniPad, above and beyond the fact that it is an interesting treadmill alternative, then my intention as the inventor will have failed.

This is true even when it comes to the mindset of our investors. Being an investor and co-owner of this company also means championing and sharing the virtues of the OmniPad along with us. Without the promulgation of the excitement over what the OmniPad can do, and the collective creative thought about different and new ways to use the OmniPad, this Company will not reach its full potential. This is the biggest risk, and this is what keeps me up at night.

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RISKS

1 Safe Harbor Statement

The statements presented in this Regulation Crowd Funding Offering may contain forward-looking statements. These statements may relate to future events, future financial performance, and the proposed success of the dynamics, functionality, and awe-inspiring sales of the OMNIPAD. However, any statements that are not statements of historical fact - including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", "genuinely foresees awe-inspiring projected

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

OmniPad Company is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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